Exhibit 10.14

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDED AND RESTATED

MASTER ACCESS AGREEMENT

This AMENDED AND RESTATED MASTER ACCESS AGREEMENT is made and entered into effective as of May 22, 2018 by and between Starry, Inc., a Delaware corporation (“Starry”), and Related Management Company, L.P., a New York limited partnership (“Related”). Starry and Related are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Related and Starry are parties to that Master Access Agreement dated March 22, 2018 (the “Original Agreement”); and

WHEREAS, Related and Starry desire to amend and restate the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual benefits, agreements, covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Definitions.

a. “Active Agreements” means an active agreement by and between Starry and any Portfolio Building (as defined below) which provides a license to Starry to install and operate its Equipment (as defined below) at, and/or provide the Service (as defined below) to residential living units within, such building, whether in the form of a Starry Access Agreement (as defined below) or Starry Telecommunications License Agreement (as defined below) or otherwise.

b. “Building Management” means, with respect to a Portfolio Building, the local property manager(s) and/or other appropriate management and oversight personnel of such building.

c. “Commercial Building” means a property listed on Schedule 1(c) hereto, provided that the Parties may amend such Schedule at any time during the Term (as defined below) by mutual written agreement to add or remove any property.

d. “Equipment” means Starry’s radio, microwave, and/or other transmission and reception devices, including antennas, radio receivers and transmitters, amplifiers, and translators, and related equipment, cabinets, support structures, and wiring to be used for the purpose of sending and receiving radio frequency transmissions.

e. “MSA Effective Date” means March 22, 2018.

f. “MSA Termination Date” means March 22, 2024.

g. “Portfolio Buildings” means the Commercial Buildings and the Residential Buildings.

h. “Resident Internet Services Addendum” means the form of Resident Internet Services Addendum attached as Exhibit A hereto.

i. “Residential Building” means a property listed on Schedule 1(i) hereto, provided that the Parties may amend such Schedule at any time during the Term by mutual written agreement to add or remove any property.

j. “Service” means Starry’s Internet access provided to residential customers.

k. “Starry Access Agreement” means the form of Starry Access Agreement attached as Exhibit B hereto.

l. “Starry Telecommunications License Agreement” means the form of Telecommunications License Agreement set forth as Exhibit C hereto.

m. “Term” has the meaning provided in Section 10(a).

2. Coordination of Starry Access Agreements.

a. Identification of Potential Buildings. At any time during the Term, Starry may identify to Related a Residential Building that Starry believes is a candidate to receive the Service. Promptly thereafter, Related will provide to Starry all information regarding the building that Starry reasonably requests, including contact information for the Building Management. In addition, Related will facilitate introductions to the Building Management and cause such persons to provide Starry and its contractors and subcontractors access to the building in order for Starry to confirm the building is a candidate to receive the Service.

b. Execution of Access Agreements. At any time during the Term, Starry may identify to Related a Residential Building that Starry would like to execute a Starry Access Agreement. Promptly thereafter, Related will execute, or cause the appropriate entity or entities to execute, such agreement. In addition, at any time during the Term, Starry may identify to Related a Portfolio Building that Starry would like to sign a Starry Telecommunications License Agreement. Upon receipt of such notice, Related will promptly execute, or cause the appropriate entity or entities to execute, such agreement. In consideration for access, and in lieu of customary “door fees,” at any Residential Building Starry will provide complimentary service to the building’s amenity and common areas at levels consistent with the Service being provided to the residential units.

c. No Requirement to Provide the Service. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will be construed as requiring Starry to provide the Service to any Residential Building prior to the execution of a Starry Access Agreement with such building. Starry acknowledges that not all of the Residential Buildings may be suitable for the Service and that Related reserves the right to exclude some of the Portfolio Buildings if it determines in good faith that facts and circumstances specific to any such building make it unsuitable for the Service. Upon request of Starry, Related will provide Starry with the reasons for determining any Portfolio Building is unsuitable for the Service.

3. Coordination of Telecommunication License Agreements.

a. Identification of Potential Buildings. At any time during the Term, Starry may identify to Related a Portfolio Building that Starry believes would be a candidate for the installation and operation of Starry’s Equipment in connection with establishing and maintaining primary and redundant access to buildings in Starry’s wireless network. Promptly thereafter, Related will provide to Starry all information regarding the building that Starry reasonably requests, including contact information for the Building Management. In addition, Related will facilitate introductions to the Building Management and cause such persons to provide Starry and its contractors and subcontractors access to the building in order for Starry to confirm the building is a candidate for the installation and operation of Starry’s Equipment.

b. Execution of Telecommunications License Agreements. At any time during the Term, Starry may identify to Related a Portfolio Building that Starry would like to execute a Starry Telecommunications License Agreement. Promptly thereafter, Related will execute, or cause the appropriate entity or entities to execute, such agreement.

4. Form of Agreements. The Parties agree that any Starry Access Agreement and/or Starry Telecommunications License Agreement executed by any Portfolio Building pursuant to the terms of this Agreement will be in substantially the forms attached as Exhibits to this Agreement, with such changes as are required by specific building and/or legal requirements, if any. The Parties further agree that the Parties’ intent is that the only changes to such agreements that may be requested by a Portfolio Building will be those required (a) by applicable law, rule or regulation; or (b) to avoid a conflict with existing agreement(s) in place binding the building.

5. Resident Internet Service Promotion. If during the Term, Starry and Related mutually agree that Starry will provide internet services at no charge for a period of time to new Residents of a Residential Building that is party to a Starry Access Agreement, then Starry and Related will execute, or cause the appropriate entity or entities to execute, a Resident Internet Services Addendum in substantially the form attached as Exhibit A.

6. Relationship Advancement. Related and Starry will both commit appropriate internal resources to ensuring the advancement of the Parties’ interests under this Agreement.

7. Service Awareness and Marketing.

a. Internal Communications. The Parties will jointly develop an internal communications plan regarding the Service offering, positioning, and joint benefits of the Parties’ relationship to share with the Building Management of the Portfolio Buildings. Upon request, a Party will provide the other Party with appropriate marketing collateral and other promotional materials for distribution to their respective internal teams to increase awareness of the Service and the relationship between the Parties set forth in this Agreement.

b. Building Marketing. The Parties will jointly develop awareness and education programs to introduce and launch the Service to residents of Residential Buildings. In addition, Related will cause the Building Management of Residential Buildings to cooperate with Starry to provide on-going notice to prospective and current residents of the availability of the Service and such other information relating to the Service as Starry may reasonably request. This may include, without limitation, as appropriate, hosting of lobby information events, displaying information about the Service in common areas, model units, and/or the leasing office of the Residential Building, including by way of video screen signage, postcards, pamphlets, demonstration products, including the Starry Station router, and similar materials. Related reserves the right to control the time and location of such lobby events and placement of materials within the common area spaces. Related reserves the right to withhold marketing support in buildings where there are paid marketing sponsorship agreements with competitive service providers. In the event that a Residential Building is prevented from permitting any of the actions described in this Section 7 due to a conflict with existing agreement(s) in place with any third party, the Parties will use their reasonable best efforts to develop alternative methods of providing on-going awareness and education programs to residents of such building regarding the Service that will not conflict with such existing agreements.

8. Publicity. Neither Party will release any publicity or marketing documents or information concerning this Agreement or the matters discussed herein without the other Party’s prior consent. However, each Party may identify the other in a mutually-agreed general description of the nature of the relationship between the Parties set forth in this Agreement in its promotional materials, presentations, and proposals to current and prospective investors, lenders, and business partners.

9. Expenses. Unless otherwise agreed to by the Parties, each Party will be responsible for the costs and expenses incurred by it in connection with this Agreement.

10. Term; Termination; Effect of Termination.

a. Term. This Agreement will commence on the MSA Effective Date and, unless terminated earlier as provided in Section 10(b), will continue without interruption until the MSA Termination Date (the “Term”).

b. Termination by Either Party. Either Party may terminate this Agreement by giving written notice to the other Party in the event (i) the other Party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of such notice, provided, however, that if any non-monetary breach cannot reasonably be cured with the 30-day period, the time period for curing such breach shall be extended for such period of time as is reasonable necessary so long as the breaching Party commences curing the breach within the 30-day period and diligently completes the cure as soon thereafter as reasonably practical; and (ii) the other Party becomes the subject of a voluntary petition in bankruptcy or the other Party liquidates, ceases to do business, or becomes insolvent.

c. Termination by Related. Related may terminate this Agreement at any time prior to the MSA Termination Date by giving written notice to Starry at least ninety (90) days prior to the termination date.

d. Termination by Starry. Starry may terminate this Agreement at any time prior to the MSA Termination Date by giving written notice to Related at least ninety (90) days prior to the termination date if at any time during the Term more than fifty percent (50%) of the Residential Buildings are determined by Related to be unsuitable for the Service in accordance with Section 2(c).

e. Effect of Termination. The expiration or earlier termination of this Agreement will not affect any Active Agreement, each of which will continue in place following the expiration or earlier termination hereof in accordance with the terms and conditions of the relevant Active Agreement.

11. Limitation of Liability. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, EACH PARTY AGREES THAT NEITHER PARTY WILL BE LIABLE TO OTHER PARTY OR ITS AGENTS FOR ANY CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, LOST REVENUES, LOST PROFITS, LOST SAVINGS, LOSS OF GOODWILL, OR OTHERWISE, OR FOR EXEMPLARY DAMAGES RESULTING FROM A BREACH OF THIS AGREEMENT. THIS LIMITATION OF DAMAGES WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT, TORT, OR OTHERWISE.

12. Indemnification. Each Party (each an “indemnifying party”) agrees to indemnify, defend, and hold harmless (collectively, “indemnify” or “indemnification”) the other Party, its partners, members, directors, officers, employees, and agents (each an “indemnified party”) to the fullest extent permitted by law from and against any and all third-party liabilities, obligations, damages, penalties, claims, costs, charges, and expenses (including reasonable attorney’s fees), of whatsoever kind and nature for injury, including personal injury or death of any person or persons, and for loss or damage to any property caused by the indemnifying party or its partners, members, directors, officers, employees, agents, or representatives, occurring in connection with, or arising out of this Agreement; provided, however, the foregoing indemnity will exclude any claims or liabilities caused by the gross negligence or willful misconduct of an indemnified party, whether within or beyond the scope of their duties or authority under this Agreement. The obligations of this Section 12 will survive the expiration or earlier termination of this Agreement.

13. Miscellaneous.

a. Notice. All notices, consents, or approvals required by this Agreement will only be effective if in writing and will be deemed given: (i) upon actual receipt when hand delivered; (ii) three (3) business days after deposit in the U.S. Mail, postage prepaid, registered or certified mail, return receipt requested; or (iii) one (1) business day after delivery to any nationally-recognized overnight delivery service on a business day for prepaid delivery on the next business day, in each instance as follows:

(i)	If to Starry, to:

Starry, Inc.

38 Chauncy Street, 2nd Floor

Boston, MA 02111

Attn: General Counsel

(ii)	If to Related, to:

Related Management Company, L.P.

60 Columbus Circle

New York NY 10023

Attn: Clare Farnen, General Counsel

Any Party may by notice given in accordance with this Section 13(a) to the other Party designate another address or person for receipt of notices hereunder.

b. Governing Law. This Agreement is governed by the laws of the State of Delaware, without regard to its conflict of laws provisions. In addition, each Party (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

c. Entire Agreement. This Agreement, including the exhibits and schedules hereto, and the Warrant contain the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect thereto.

d. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

e. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

f. Specific Enforcement. Without limiting or waiving in any respect any rights or remedies of any Party now or hereinafter existing at law or in equity or by statute, the Parties shall be entitled to seek specific performance of the obligations to be performed by the other Party hereto in accordance with the provisions of this Agreement.

g. Amendment; Waiver. Except as otherwise specifically provided herein, this Agreement may not be amended except by an instrument signed by each of the Parties.

h. Interpretation. This Agreement has been fully negotiated by the Parties and their respective counsel. Accordingly, in interpreting this Agreement, the judicial doctrine according to which documents are to be construed against the drafter or provider of such document does not apply to this Agreement.

i. Successors and Assigns. This Agreement is binding upon and inures to the benefit of Related and Starry and their respective successors and assigns. Neither Party may assign this Agreement as a whole, or any portion of its rights, title and interests hereunder, without the other Party’s prior written consent. Notwithstanding the foregoing, a Party may assign this Agreement by operation of law or otherwise without the prior consent of the other Party to any entity which (a) directly or indirectly (through one or more subsidiaries) controls, is controlled by, or is under common control with the assigning Party; (b) is the successor or surviving entity by a merger or consolidation with the assigning Party; or (c) purchases substantially all of the stock or assets of the assigning Party.

j. No Agents or Joint Venture. The relationship of the Parties is that of independent contractor, and, accordingly, no Party hereto shall act as or be deemed an agent of the other Party or take any action that would create an obligation or liability of the other Party or cause any third party to believe that such Party is an agent of the other Party or that such Party is authorized to act on behalf of the other Party.

k. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission, electronic mail in “portable document format” (“.pdf”) form, or any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, will constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties so transmitted will be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Master Access Agreement as of the date first written above.

STARRY, INC.

By: /s/ William J. Lundregan
Name: William J. Lundregan
Title: Vice President

RELATED MANAGEMENT COMPANY, LP., a New York limited partnership

By: RCMP Management, Inc., a Delaware Corporation, its sole general partner

By: /s/ Clare Farnen
Name: Clare Farnen
Title: General Counsel

Schedule 1(c)

Commercial Building

Related Property Database

[***]

Schedule 1(i)

Residential Buildings

Related Property Database

[***]

Exhibit A

Resident Internet Services Addendum

[***]

RESIDENT INTERNET SERVICES ADDENDUM

TO OPERATOR ACCESS AGREEMENT

[***]

Exhibit B

Starry Access Agreement

[***]

OPERATOR ACCESS AGREEMENT

[***]

Exhibit A

Scope of Work

Exhibit B

Insurance Requirements

Exhibit C

Starry Telecommunications License Agreement

[***]

INFORMATION PAGE TO

TELECOMMUNICATIONS LICENSE AGREEMENT

[***]

EXHIBIT A

Depiction of Equipment Space, Licensee Facilities and Building Facilities

EXHIBIT B

Depiction of Exterior Space